Exhibit 99.1
RATTLER MIDSTREAM LP, A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS FOURTH QUARTER 2021 FINANCIAL AND OPERATING RESULTS

MIDLAND, Texas, February 23, 2022 (GLOBE NEWSWIRE) -- Rattler Midstream LP (NASDAQ: RTLR) (“Rattler” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback”), today announced financial and operating results for the fourth quarter ended December 31, 2021.

FOURTH QUARTER 2021 HIGHLIGHTS

•Q4 2021 consolidated net income (including non-controlling interest) of $44.5 million
•Q4 2021 consolidated Adjusted EBITDA (as defined and reconciled below) of $80.8 million
•Q4 2021 cash flow provided by operating activities of $62.3 million
•Q4 2021 cash operated capital expenditures of $8.0 million
•Q4 2021 consolidated Free Cash Flow (as defined and reconciled below) of $54.1 million
•Board of Directors of Rattler's general partner approved a cash distribution for the fourth quarter of 2021 of $0.30 per common unit ($1.20 annualized); implies a 9.3% annualized yield based on the February 22, 2022 closing unit price of $12.94
•Repurchased approximately 1.7 million common units at an average unit price of $11.12 for a total cost of $19.0 million during the quarter
•In October 2021, Rattler entered into a gas gathering and processing joint venture focused on the Midland Basin for $104.0 million
•In November 2021, Rattler closed the sale of its Pecos County gas gathering assets to Brazos Midstream for gross potential consideration of $93.0 million, including $83.0 million of cash at closing
•In December 2021, Rattler closed on an acquisition of certain water midstream assets from Diamondback for $160.0 million
•In January 2022, Rattler acquired a 10% equity interest in BANGL, a long-haul NGL pipeline joint venture, for $22.2 million
•Q4 2021 average produced water gathering and disposal volumes of 818 MBbl/d
•Q4 2021 average sourced water volumes of 307 MBbl/d; 28% of total sourced water volumes in Q4 2021 sourced from recycled produced water
•Q4 2021 average crude oil gathering volumes of 75 MBbl/d

FULL YEAR 2021 HIGHLIGHTS

•Consolidated net income (including non-controlling interest) of $163.8 million
•Consolidated Adjusted EBITDA (as defined and reconciled below) of $297.2 million
•Cash flow provided by operating activities of $248.1 million
•Cash operated capital expenditures of $32.2 million
•Consolidated Free Cash Flow (as defined and reconciled below) of $216.2 million
•Full year 2021 average produced water gathering and disposal volumes of 783 MBbl/d
•Full year 2021 average sourced water volumes of 268 MBbl/d; 23% of total sourced water volumes in Full year 2021 sourced from recycled produced water
•Full year 2021 average crude oil gathering volumes of 79 MBbl/d

“Rattler closed the year on a high note, with a strong operational quarter in terms of volumes, operating expense control and Free Cash Flow. In particular, the free cash flow of $54 million in the fourth quarter and $216 million for full year 2021 highlights the cash generation potential of the operated business before taking into account the return of capital from the majority of Rattler's equity method joint ventures. Underpinned by contracts extending through 2034 and with unparalleled visibility into the development plan and reserves of its primary customer, Diamondback, Rattler's operated gathering business has been resilient, growing free cash flow even though Diamondback's oil production has stayed flat over the same time period ” stated Travis Stice, Chief Executive Officer of Rattler’s general partner.

Mr. Stice continued, “Looking forward to 2022, the three strategic announcements closed in the fourth quarter of 2021 and the newly announced participation in the BANGL joint venture provide an opportunity for Rattler to continue to grow the business. Building out greenfield water infrastructure on assets acquired as part of the drop down, as well as the expansion of gas processing and NGL takeaway for Diamondback and other producers as part of the WTG and BANGL joint ventures, will result in higher capital expenditures this year. However, such expenditures will result in a sustainable and growing Free Cash Flow profile in 2023 and beyond. Lastly, in keeping with Rattler's history of prioritizing return of the free cash flow produced by the business, we are increasing our distribution by 20% to $1.20 per unit annualized as a reflection of the confidence in the future trajectory of the business.”

OPERATIONS AND FINANCIAL UPDATE

During the fourth quarter of 2021, the Company recorded total operating income of $47.3 million, an increase of 6% compared to the third quarter of 2021. During the fourth quarter of 2021, the Company recorded consolidated net income (including non-controlling interest) of $44.5 million, an increase of 14% from the third quarter of 2021. Fourth quarter 2021 Adjusted EBITDA (including non-controlling interest and as defined and reconciled below) was $80.8 million, an increase of 8% from the third quarter of 2021.

Fourth quarter operated capital expenditures totaled $8.0 million and aggregate contributions to equity method joint ventures were $2.0 million. Rattler also received proceeds of $11.5 million in distributions from equity method investments related to operations during the quarter.

The following table summarizes the Company's throughput(a) on its operated assets.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Crude oil gathering (Bbl/d)	74,582	88,634	79,071	92,056
Natural gas gathering (MMBtu/d)	42,672	141,140	112,130	121,637
Produced water gathering and disposal (Bbl/d)	818,291	810,493	783,259	821,543
Sourced water gathering (Bbl/d)	307,047	287,255	268,259	253,907
(a) Does not include any volumes from our equity method investments joint ventures.

CASH DISTRIBUTION

On February 16, 2022, the Board of Directors of Rattler's general partner approved a cash distribution for the fourth quarter of 2021 of $0.30 per common unit, payable on March 14, 2022 to unitholders of record at the close of business on March 7, 2022.

COMMON UNIT REPURCHASE PROGRAM

On October 29, 2020, the Board of Directors of Rattler's general partner approved a common unit repurchase program to acquire up to $100.0 million of Rattler's outstanding common units through December 31, 2021. Pursuant to this program, during the fourth quarter of 2021, the Company repurchased 1.7 million common units at an average unit price of $11.12 per unit for a total cost of $19.0 million.

On October 27, 2021, the Board of Directors of Rattler's general partner approved an increase of $50.0 million to the common unit repurchase program, bringing the total authorization to $150.0 million of Rattler's outstanding common units. The Board of Directors removed the expiration of the authorization, extending the term of the repurchase authorization indefinitely. In total from the program's inception through February 18, 2022, Rattler has repurchased 6.3 million common units for a total cost of $64.9 million, utilizing 43% of the $150.0 million authorization.

The Company intends to purchase common units under the repurchase program opportunistically with cash on hand, free cash flow from operations and proceeds from potential liquidity events such as the sale of assets. The repurchase program may be suspended from time to time, modified, extended or discontinued by the Board of Directors of Rattler’s general partner at any time. Purchases under the repurchase program may be made from time to time in open market or privately negotiated transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and will be subject to market conditions, applicable legal requirements, contractual obligations and other factors. Any common units purchased as part of this program will be retired.

ACQUISITIONS AND DIVESTITURES

WTG JOINT VENTURE

On October 5, 2021, Rattler and a private affiliate of an investment fund formed Remuda Midstream Holdings LLC ("WTG joint venture"). Rattler invested approximately $104.0 million in cash to acquire a 25% ownership interest in the WTG joint venture, which then completed an acquisition of a majority interest in WTG Midstream LLC ("WTG Midstream") from West Texas Gas, Inc. and its affiliates. WTG Midstream’s assets primarily consist of an interconnected gas gathering system and six major gas processing plants servicing the Midland Basin with 925 MMcf/d of total processing capacity with additional gas gathering and processing expansions planned.

PECOS COUNTY GAS GATHERING DIVESTITURE

On November 1, 2021, Rattler closed on the sale of its gas gathering assets to Brazos Delaware Gas, LLC, an affiliate of Brazos Midstream, for aggregate total gross potential consideration of $93.0 million, consisting of (i) $83.0 million at closing and (ii) $10.0 million in contingent payments payable from 2023-2024 based on volume thresholds on the gas gathering assets.

DROP DOWN TRANSACTION

On December 1, 2021, Rattler completed the acquisition of certain water assets from Diamondback and certain of its subsidiaries (the "Seller") in a drop down transaction ("Drop Down"). The Drop Down consisted of the sale of certain water midstream assets for $160.0 million in cash. Rattler and the Seller also mutually agreed to amend their commercial agreements covering produced water gathering and disposal and sourced water gathering services to add certain Diamondback leasehold acreage to the Company’s dedication. The transaction was approved by the Conflicts Committee of the Board of Directors of Rattler's general partner.

SUBSEQUENT EVENTS

On January 19, 2022, Rattler invested approximately $22.2 million in cash to acquire a 10% interest in the BANGL joint venture. The BANGL pipeline, which began full commercial service in the fourth quarter of 2021, provides NGL takeaway capacity from MPLX and WTG gas processing plants in the Permian Basin to the NGL fractionation hub in Sweeny, Texas and has expansion capacity of up to 300,000 Bbl/d.

GUIDANCE

Below is Rattler's guidance for the full year 2022.

Rattler Midstream LP Guidance
2022

Rattler Operated Volumes (a)
Produced Water Gathering and Disposal (MBbl/d)	800 - 900
Sourced Water (MBbl/d)	300 - 400
Crude Oil Gathering (MBbl/d)	65 - 80

Financial Metrics ($ millions except per unit metrics)
Net Income	$160 - $200
Adjusted EBITDA	$320 - $360
Operated Midstream Capex	$80 - $100
Equity Method Investment EBITDA	$100 - $130
Equity Method Investment Distributions	$45 - $55
Equity Method Investment Contributions(b)	$10 - $15
Depreciation, Amortization & Accretion	$40 - $60
Distribution per Unit(c)	$1.20
(a)Excludes any volumes from Rattler's equity method investment joint ventures
(b)Excludes the approximate $22 million paid for the acquisition of the interest in BANGL joint venture in January 2022
(c)Represents distribution paid during calendar year

CONFERENCE CALL

Rattler will host a conference call and webcast for investors and analysts to discuss its results for the fourth quarter of 2021 on Thursday, February 24, 2022 at 9:00 a.m. CT. Participants should call (877) 288-2756 (United States/Canada) or (470) 495-9481 (International) and use the confirmation code 2297026. A telephonic replay will be available from 12:00 p.m. CT on Thursday, February 24, 2022 through Thursday, March 3, 2022 at 12:00 p.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 2297026. A live broadcast of the earnings conference call will also be available via the internet at www.rattlermidstream.com under the “Investors” section of the site. A replay will also be available on the website following the call.

About Rattler Midstream LP

Rattler Midstream LP is a Delaware limited partnership formed by Diamondback Energy to own, operate, develop and acquire midstream and energy-related infrastructure assets. Rattler owns crude oil, natural gas and water-related midstream assets in the Permian Basin that provide services to Diamondback Energy and third party customers under primarily long-term, fixed-fee contracts. For more information, please visit www.rattlermidstream.com.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Rattler’s: future performance; business strategy; future operations; estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; anticipated benefits of strategic transactions (including acquisitions and divestitures); and plans and objectives of management (including plans for future cash flow from operations) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Rattler are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Rattler believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Rattler’s control. Accordingly, forward-looking statements are not guarantees of future performance and Rattler’s actual outcomes could differ materially from what Rattler has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases such as the COVID-19 pandemic, and any related company or government policies or actions;

actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; and the risks and other factors disclosed in Rattler’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov.

In light of these factors, the events anticipated by Rattler’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Rattler operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Rattler cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements made in this news release. All forward-looking statements speak only as of the date of this news release or, if earlier, as of the date they were made. Rattler does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Rattler Midstream LP
Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash	$19,897	$23,927
Accounts receivable—related party	58,154	57,447
Accounts receivable—third party, net	9,415	5,658
Sourced water inventory	13,081	10,108
Other current assets	1,181	1,127
Total current assets	101,728	98,267
Property, plant and equipment:
Land	98,645	85,826
Property, plant and equipment	1,075,405	1,012,777
Accumulated depreciation, amortization and accretion	(121,507)	(100,728)
Property, plant and equipment, net	1,052,543	997,875
Right of use assets	—	574
Equity method investments	612,541	532,927
Real estate assets, net	84,609	96,687
Intangible lease assets, net	3,650	4,262
Deferred tax asset	62,356	73,264
Other assets	3,708	4,732
Total assets	$1,921,135	$1,808,588
Liabilities and Unitholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$48,267	$42,647
Taxes payable	603	192
Short-term lease liability	—	574
Asset retirement obligations	79	35
Total current liabilities	48,949	43,448
Long-term debt	687,956	569,947
Asset retirement obligations	16,911	15,093
Total liabilities	753,816	628,488
Commitments and contingencies
Unitholders’ equity:
General Partner—Diamondback	819	899
Common units—public (38,356,771 units issued and outstanding as of December 31, 2021 and 42,356,637 units issued and outstanding as of December 31, 2020)	350,230	385,189
Class B units—Diamondback (107,815,152 units issued and outstanding as of December 31, 2021 and as of December 31, 2020)	819	899
Accumulated other comprehensive income (loss)	10	(123)
Total Rattler Midstream LP unitholders’ equity	351,878	386,864
Non-controlling interest	815,441	793,638
Non-controlling interest in accumulated other comprehensive income (loss)	—	(402)
Total equity	1,167,319	1,180,100
Total liabilities and unitholders’ equity	$1,921,135	$1,808,588

Rattler Midstream LP
Consolidated Statements of Operations
(unaudited, in thousands, except per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Midstream revenues—related party	$90,228	$98,629	$356,498	$379,089
Midstream revenues—third party	6,920	7,620	26,893	31,124
Other revenues—related party	1,747	2,382	8,909	7,801
Other revenues—third party	937	605	4,041	5,891
Total revenues	99,832	109,236	396,341	423,905
Costs and expenses:
Direct operating expenses	21,780	29,968	102,925	131,393
Cost of goods sold (exclusive of depreciation and amortization)	13,410	11,002	43,470	38,370
Real estate operating expenses	612	549	2,231	2,361
Depreciation, amortization and accretion	11,268	17,527	49,196	53,123
Impairment and abandonments	—	918	3,371	918
General and administrative expenses	6,683	4,538	21,611	16,367
(Gain) loss on disposal of assets	(1,199)	(3,494)	4,956	(729)
Total costs and expenses	52,554	61,008	227,760	241,803
Income (loss) from operations	47,278	48,228	168,581	182,102
Other income (expense):
Interest income (expense), net	(8,363)	(6,923)	(32,080)	(17,287)
Gain (loss) on sale of equity method investments	—	—	23,020	—
Income (loss) from equity method investments	8,305	29	14,779	(9,881)
Total other income (expense), net	(58)	(6,894)	5,719	(27,168)
Net income (loss) before income taxes	47,220	41,334	174,300	154,934
Provision for (benefit from) income taxes	2,769	2,475	10,530	10,229
Net income (loss)	44,451	38,859	163,770	144,705
Less: Net income (loss) attributable to non-controlling interest	34,616	29,239	126,990	110,014
Net income (loss) attributable to Rattler Midstream LP	$9,835	$9,620	$36,780	$34,691

Net income (loss) attributable to limited partners per common unit:
Basic	$0.24	$0.21	$0.86	$0.74
Diluted	$0.24	$0.21	$0.86	$0.74
Weighted average number of limited partner common units outstanding:
Basic	39,436	43,448	40,682	43,739
Diluted	39,436	43,448	40,682	43,739

Rattler Midstream LP
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$44,451	$38,859	$163,770	$144,705
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for deferred income taxes	1,451	2,475	9,212	10,229
Depreciation, amortization and accretion	11,268	17,527	49,196	53,123
(Gain) loss on disposal of assets	(1,199)	(3,494)	4,956	(729)
Unit-based compensation expense	2,535	2,340	9,843	8,895
Impairment and abandonments	—	918	3,371	918
(Gain) loss on sale of equity method investments	—	—	(23,020)	—
(Income) loss from equity method investments	(8,305)	(29)	(14,779)	9,881
Distributions from equity method investments	11,455	—	34,739	—
Other	500	503	2,009	970
Changes in operating assets and liabilities:
Accounts receivable—related party	(11,022)	(8,826)	(675)	(7,177)
Accounts receivable—third party	1,590	1,169	1,211	855
Accounts payable and accrued liabilities	11,450	2,625	7,777	2,742
Other	(1,873)	(1,542)	490	5,487
Net cash provided by (used in) operating activities	62,301	52,525	248,100	229,899
Cash flows from investing activities:
Additions to property, plant and equipment	(8,030)	(11,831)	(32,169)	(136,820)
Acquisitions of property, plant and equipment	(160,000)	—	(160,000)	—
Contributions to equity method investments	(2,016)	(12,748)	(9,085)	(102,499)
Acquisition of equity method investment	(104,502)	—	(104,502)	—
Distributions from equity method investments	—	12,277	9,107	39,767
Proceeds from the sale of equity method investments	—	—	23,485	—
Proceeds from the sale of real estate	—	—	9,191	—
Proceeds from the sale of fixed assets	80,400	18,701	80,650	18,743
Net cash provided by (used in) investing activities	(194,148)	6,399	(183,323)	(180,809)
Cash flows from financing activities:
Proceeds from Note Offering	—	—	—	500,000
Proceeds from borrowings from revolving credit facility	311,000	32,000	355,000	211,000
Payments on revolving credit facility	(116,000)	(38,000)	(239,000)	(556,000)
Debt issuance costs	—	(9)	—	(10,023)
Repurchased units as part of unit buyback	(18,967)	(14,741)	(47,591)	(14,741)
Distribution to public	(9,940)	(8,802)	(36,540)	(46,906)
Distribution to Diamondback	(26,974)	(21,582)	(97,114)	(115,442)
Other	(455)	(439)	(3,562)	(3,684)
Net cash provided by (used in) financing activities	138,664	(51,573)	(68,807)	(35,796)
Net increase (decrease) in cash	6,817	7,351	(4,030)	13,294
Cash at beginning of period	13,080	16,576	23,927	10,633
Cash at end of period	$19,897	$23,927	$19,897	$23,927

The following tables provide information regarding our gathering, compression and transportation system as of December 31, 2021 and utilization for the quarter ended December 31, 2021:

Rattler Midstream LP
Pipeline Infrastructure Assets
(unaudited)

	As of December 31, 2021
(miles)(a)	Delaware Basin	Midland Basin	Permian Total
Crude oil	113	46	159
Produced water	273	310	583
Sourced water	27	97	124
Total	413	453	866
(a) Does not include any assets of the equity method investments joint ventures

Rattler Midstream LP
Capacity/Capability
(unaudited)

	As of December 31, 2021
(capacity/capability)(a)	Delaware Basin	Midland Basin	Permian Total	Utilization
Crude oil gathering (Bbl/d)	240,000	65,000	305,000	27%
Produced water gathering and disposal (Bbl/d)	1,330,000	2,134,000	3,464,000	24%
Sourced water gathering (Bbl/d)	120,000	544,000	664,000	43%
(a) Does not include any assets of the equity method investments joint ventures

Rattler Midstream LP
Throughput
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(throughput)(a)	2021	2020	2021	2020
Crude oil gathering (Bbl/d)	74,582	88,634	79,071	92,056
Natural gas gathering (MMBtu/d)	42,672	141,140	112,130	121,637
Produced water gathering and disposal (Bbl/d)	818,291	810,493	783,259	821,543
Sourced water gathering (Bbl/d)	307,047	287,255	268,259	253,907
(a) Does not include any assets of the equity method investments joint ventures.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is a supplemental non-GAAP financial measure used by management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company's operating performance and compare the results of its operations period to period without regard to its financing methods or capital structure.

The Company defines Adjusted EBITDA as net income (loss) attributable to the Company plus net income (loss) attributable to non-controlling interest before interest expense (net of amount capitalized), depreciation, amortization and accretion on assets and liabilities of Rattler Midstream Operating LLC, its proportional depreciation and interest expense related to equity method investments, its proportional impairments and abandonments related to equity method investments, non-cash unit-based compensation expense, impairment and abandonments, (gain) loss on disposal of assets, (gain) loss from sale of equity method investment, provision for income taxes and other. The GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). However, Adjusted EBITDA should not be considered an alternative to net income (loss) or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles in the United States ("GAAP"). The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. As such, Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies, and may not be comparable to similarly titled measures in Rattler Midstream Operating LLC’s credit agreement and in the indenture that governs its senior notes. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as historic costs of depreciable assets.

This release provides 2022 guidance for Adjusted EBITDA (non-GAAP measure) and net income (loss) (the comparable GAAP measure). We do not provide guidance on the reconciling items between forecasted net income (loss) and forecasted Adjusted EBITDA due to the uncertainty regarding timing and estimates of these items. We provide a range for the forecasts of net income (loss) and Adjusted EBITDA to allow for the variability in timing and uncertainty of estimates of reconciling items between forecasted net income (loss) and forecasted Adjusted EBITDA. Such reconciling items could be significant. Therefore, we cannot reconcile forecasted net income (loss) to forecasted Adjusted EBITDA without unreasonable effort.

The following table presents a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to Adjusted EBITDA for each of the periods indicated:

Rattler Midstream LP
Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss) attributable to Rattler Midstream LP	$9,835	$9,620	$36,780	$34,691
Net income (loss) attributable to non-controlling interest	34,616	29,239	126,990	110,014
Net income (loss)	44,451	38,859	163,770	144,705
Interest expense, net of amount capitalized	8,363	6,923	32,080	17,287
Depreciation, amortization and accretion	11,268	17,527	49,196	53,123
Depreciation and interest expense related to equity method investments	12,624	12,116	42,984	32,456
Impairments and abandonments related to equity method investments	—	28	3,484	16,543
Non-cash unit-based compensation expense	2,535	2,340	9,843	8,895
Impairment and abandonments	—	918	3,371	918
(Gain) loss on disposal of assets	(1,199)	(3,494)	4,956	(729)
Gain (loss) on sale of equity method investments	—	—	(23,020)	—
Provision for income taxes	2,769	2,475	10,530	10,229
Other	—	(49)	6	422
Adjusted EBITDA	80,811	77,643	297,200	283,849
Less: Adjusted EBITDA attributable to non-controlling interest	59,263	55,411	216,096	201,994
Adjusted EBITDA attributable to Rattler Midstream LP	$21,548	$22,232	$81,104	$81,855

Adjusted net income (loss) is a supplemental non-GAAP financial measure equal to net income (loss) attributable to Rattler Midstream LP plus net income (loss) attributable to non-controlling interest adjusted for (gain) loss on disposal of assets and related income tax adjustments. Management believes adjusted net income (loss) is useful because the measure provides useful information to analysts and investors for analysis of its operating results on a consistent, comparable basis from period to period. The Company's computation of adjusted net income (loss) may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following table presents a reconciliation of net income (loss) attributable to Rattler Midstream LP to adjusted net income (loss) for each of the periods indicated:

Rattler Midstream LP
Adjusted Net Income (Loss)
(unaudited, in thousands, except per unit data)

	Three Months Ended December 31, 2021
	Amounts	Amounts Per Dilutive Share
Reconciliation of Net Income (Loss) to Adjusted Net Income:
Net income (loss) attributable to Rattler Midstream LP	$9,835	$0.24
Net income (loss) attributable to non-controlling interest	34,616	0.88
Net income (loss)	44,451	1.12
(Gain) loss on disposal of assets	(1,199)	(0.02)
Adjusted income (loss) excluding above items	43,252	1.10
Income tax adjustment for above items	75	—
Adjusted Net Income (Loss)	43,327	1.10
Less: Adjusted net income (loss) attributable to non-controlling interest	33,738	0.86
Adjusted net income (loss) attributable to Rattler Midstream LP	$9,589	$0.24

Weighted average common units outstanding:
Basic		39,436
Diluted		39,436

Operating cash flow before working capital changes, which is a supplemental non-GAAP financial measure, represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The GAAP financial measure most directly comparable to operating cash flow before working capital changes is net cash provided by operating activities. Management believes operating cash flow before working capital changes is an accepted measure which reflects cash flow from operating activities, additions to property, plant and equipment and net investments in its equity method investments across periods on a consistent basis. The Company also uses this measure because adjusted operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

Free Cash Flow, which is a supplemental non-GAAP financial measure, is operating cash flow before working capital changes net of additions to property, plant and equipment and distributions from equity method investments. The GAAP financial measure most directly comparable to Free Cash Flow is net cash provided by operating activities. Management believes that Free Cash Flow is useful to investors as it provides the amount of cash available for reducing debt, investing in additional capital projects or paying dividends. This measure should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company's computation of operating cash flow before working capital changes and Free Cash Flow may not be comparable to other similarly titled measures of other companies.

The following tables present a reconciliation of net cash provided by operating activities to operating cash flow before working capital changes and Free Cash Flow:

Rattler Midstream LP
Operating Cash Flow and Free Cash Flow
(unaudited, in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$62,301	$52,525	$248,100	$229,899
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable—related party	(11,022)	(8,826)	(675)	(7,177)
Accounts receivable—third party	1,590	1,169	1,211	855
Accounts payable and accrued liabilities	11,450	2,625	7,777	2,742
Other	(1,873)	(1,542)	490	5,487
Total working capital changes	145	(6,574)	8,803	1,907
Operating cash flow before working capital changes	62,156	59,099	239,297	227,992
Additions to property, plant and equipment	(8,030)	(11,831)	(32,169)	(136,820)
Distributions from equity method investments	—	12,277	9,107	39,767
Free Cash Flow	$54,126	$59,545	$216,235	$130,939

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@rattlermidstream.com

Jared Carameros
+1 432.247.6213
jcarameros@rattlermidstream.com
Source: Rattler Midstream LP; Diamondback Energy, Inc.